Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Third Quarter 2011 Earnings (Unaudited)

Highlights for the third quarter of 2011 included the following:

·	Net Income Increases 33%
·	Net Interest Margin expands 76 basis points to 4.62%
·	Loans Increase 31% year-to-date
·	Nonperforming Assets Decline to 1.31% of Total Assets
·	Tangible Book Value at $7.82
·	Tangible Common Equity ratio at 8.91%

Costa Mesa, Calif., October 20, 2011 -- Pacific Premier Bancorp, Inc.  (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), reported net income for the third quarter of 2011 of $2.5 million or $0.23 per share on a diluted basis, up from the third quarter of 2010 of $1.8 million or $0.17 per share on a diluted basis.  For the three months ended September 30, 2011, our return on average assets was 1.06% and return on average equity was 11.89%, up from a return on average assets of 0.91% and a return on average equity of 9.62% for the same comparable period of 2010.

For the first nine months of 2011, the Company’s net income totaled $8.0 million or $0.75 per share on a diluted basis, up from $2.6 million or $0.24 per share for the first nine months of 2010.  The increase in net income was primarily related to the acquisition of Canyon National Bank (“Canyon National”) from the Federal Deposit Insurance Corporation (“FDIC”), as receiver, which at the acquisition date of February 11, 2011, included interest-earning assets of $179.8 million, interest-bearing liabilities of $204.7 million and a bargain purchase gain of $4.2 million. For the nine months ended September 30, 2011, our return on average assets was 1.14% and return on average equity was13.24%, up from a return on average assets of 0.44% and a return on average equity of 4.68% for the same comparable period of 2010.

Steven R. Gardner, President and Chief Executive Officer, commented on the third quarter’s results, “The third quarter’s earnings demonstrate our franchise’s capacity to produce positive results in spite of challenging economic conditions.  Over the last eight quarters our net interest margin has expanded, with a current quarter increase of 4 basis points to 4.62%.  Our decreasing deposit costs, which declined 6 basis points to 0.99% during the third quarter of 2011, coupled with our loan floors on over 61% of our total loans, have been the principal driving force behind our positive earnings results.  As customers have come to expect a prolonged low rate environment, we do recognize that our net interest margin will come under pressure through requests for low rate loan refinances and longer-term certificates of deposit.  However, our managers and business bankers are working diligently to maintain our business relationships, and we see possible opportunities to increase our net interest margin by allowing higher rate maturing certificates of deposits that are not associated with a business relationship with the Bank to runoff or to reprice into lower rates.”

Mr. Gardner remarked on asset quality, “We are pleased with our loan portfolio performance and with management’s ability to resolve problem credits in an efficient manner as demonstrated by our improved credit metrics.  Since the Canyon National acquisition, we have consistently reduced problem assets through a proactive approach.  Just as in the second quarter of 2011, in the current quarter, we experienced a decrease in delinquent loans.  In the third quarter of 2011, delinquent loans decreased $2.9 million or 21.0% to $10.8 million, ending the quarter at 1.46% of total gross loans, and nonperforming assets decreased by $3.1 million or 20.4% to $12.2 million, ending the quarter at 1.31% of total assets.  We will continue to resolve problem credits in an efficient, proactive and cost effective manner.”

Mr. Gardner provided his outlook, “In general, bankers see limited opportunities for organic growth as unemployment hovers above 9% and real estate markets remain stressed, which has caused consumers and small businesses to remain cautious.  We continue see opportunities to create new business relationships and to help existing customers expand their businesses due to our strong balance sheet and ability to move quickly as market opportunities develop.”

Mr. Gardner concluded by saying, “During the third quarter, we completed the scheduled integration of Canyon National’s operating systems and we reduced Canyon National’s problem assets to a very manageable level.  These accomplishments place us in a favorable position to evaluate more prospects to expand our franchise through whole bank or FDIC-assisted transactions.  Our business strategy continues to outperform many of our peers and positions us well for further growth and expansion.”

Net Interest Income

Net interest income totaled $10.2 million in the third quarter of 2011, up $2.8 million or 38.2% from the third quarter of 2010, reflecting a $118.2 million or 15.4% increase in average interest-earning assets and a higher net interest margin.  The increase in average interest-earning assets resulted primarily from the Canyon National acquisition, which added $179.8 million in interest earning assets.  The net interest margin was 4.62% in the third current quarter of 2011, up 76 basis points from a year ago and 4 basis points from the second quarter of 2011.  Compared to the same period in 2010, the increase in our net interest margin resulted from a decrease in the average costs on interest-bearing liabilities of 60 basis points and an increase in the yield on interest-earning assets of 21 basis points.  For the third quarter of 2011, the decrease in costs on our interest-bearing liabilities was mainly associated with a decline in our cost of deposits of 42 basis points from 1.41% to 0.99%, primarily as a result of the deposits acquired from Canyon National, which changed our deposit composition to have a higher mix of lower costing transaction accounts.  In addition, our cost of borrowings declined by 79 basis points during the third quarter of 2011 from the pay down of higher costing borrowings as a result of the liquidity received in the Canyon National acquisition.  The increase in yield on our interest-earning assets was mainly associated with a greater proportion of higher yielding loans than lower yielding investment securities in third quarter of 2011, compared with those in the third quarter 2010.  Due to the accounting rules associated with our purchase credit impaired loans acquired from Canyon National, each quarter we are required to re-estimate cash flows which can cause volatility in our yield on loans.  For the third quarter of 2011, discount amortization on our purchase credit impaired loans contributed 7 basis points to our loan yield.

For the first nine months of 2011, our net interest income totaled $29.7 million, up $8.8 million or 41.9% from the same period in the prior year.  The increase in net interest income was associated with a higher net interest margin which increased by 73 basis points to 4.45%, and higher interest-earning assets, which grew by $139.3 million to $888.8 million.  The increase in net interest margin and average interest-earning assets primarily related to the Canyon National acquisition.  The net interest margin was positively impacted by a lower overall acquired deposit cost at the time of acquisition of 47 basis points.

Provision for Loan Losses

The Company recorded a $1.3 million provision for loan losses during the third quarter of 2011, compared with $397,000 recorded in the third quarter of 2010.  Strong credit quality metrics and recent charge-off history within our organic loan portfolio was a significant determinate in estimating the adequacy of our allowance for loan losses and our resultant provision at the end of the third quarter of 2011.  Net loan charge-offs amounted to $1.3 million in the current quarter, up $921,000 from $396,000 experienced during the third quarter of 2010.  Of the current quarter total loan charge-offs, other purchased loans of $747,000 and purchased credit impaired loans of $174,000 related to the Canyon National acquisition.

For the first nine months of 2011, the provision for loan losses totaled $2.7 million and net loan charge-offs totaled $3.1 million.  This compares with a provision for loan losses of $2.1 million and net charge-offs of $1.8 million for the first nine months of 2010.

Noninterest income (loss)

The Company had noninterest income of $2.1 million in the third quarter of 2011, an increase of $1.4 million from the same period in the prior year.  The increase resulted from higher income in all categories of noninterest income, but was particularly driven by larger gains from the sale of investment securities available for sale of $457,000, deposit fee income of $351,000, other income of $291,000 and loan servicing fee income of $202,000.  Excluding the gains on sales of investments, the other increases were primarily related to the Canyon National acquisition.

For the first nine months of 2011, our noninterest income totaled $6.3 million, compared with a loss of $1.1 million for the same period a year ago.  The favorable change was reflected in all our noninterest income categories and related primarily to the Canyon National acquisition for which we booked a bargain purchase gain of $4.2 million.  In addition, we experienced an increase in deposit fee income of $1.0 million, other income of $587,000, gain on sale of investment securities available for sale of $563,000, loan servicing fee income of $367,000 along with an improvement in other-than-temporary impairment on our investment securities available for sale of $370,000.  Excluding the gains on sales of investments, the other increases were primarily related to the Canyon National acquisition.

Noninterest Expense

Noninterest expense totaled $7.1 million in the third quarter of 2011, up $2.3 million or 47.1% from the same period in the prior year.  Most of our noninterest expense categories increased primarily as a result of the Canyon National acquisition, which included increases in compensation and benefits costs of $1.3 million; OREO operations, net of $362,000; other expense of $258,000; premises and occupancy expenses of $232,000, which included depreciation expense for the purchase of one Canyon National branch location from the FDIC; and data processing and communications expense of $206,000, partially offset by lower FDIC insurance premiums of $297,000.  The decrease in FDIC Insurance premiums was primarily due to the improvement in our assessment rate during the third quarter of 2011.  Although we expect to incur higher expenses in conjunction with the Canyon National acquisition, we have achieved some efficiencies which are evidenced by our efficiency ratio of 56.8% for the third quarter of 2011, compared with 59.7% for the third quarter of 2010.

For the first nine months of 2011, noninterest expense totaled $20.3 million, up $6.3 million or 45.5% from the first nine months of 2010.  The increase was almost entirely related to the Canyon National acquisition.  Most of our noninterest expense categories were higher, which included increases in compensation and benefits costs of $3.9 million, primarily from an increase in employee count and termination costs.

Assets and Liabilities

At September 30, 2011, assets totaled $928.5 million, up $107.2 million or 13.1% from September 30, 2010 and up $101.7 million or 12.3% from December 31, 2010.  The increase from a year ago and since year end 2010 is predominately related to the Canyon National acquisition.  During the third quarter of 2011, assets decreased $19.6 million, primarily due to a decrease in investment securities available for sale of $33.5 million and cash of $9.2 million.  Partially offsetting these decreases was an increase in loans held for investment of $26.4 million.

Investment securities available for sale totaled $107.8 million at September 30, 2011, down $64.4 million or 37.4% from September 30, 2010 and $47.3 million or 30.5% from December 31, 2010.  During the third quarter of 2011, investment securities decreased by $33.5 million and included sales of $49.5 million and principal payments of $3.1 million, partially offset by purchases of $18.8 million.  The purpose of the sales of investment securities in the current quarter was to increase liquidity as an abundance of caution regarding the downgrade of U.S. debt by the Standard & Poor’s rating agency.  At September 30, 2011, 56 of our 68 private label mortgage-backed securities (“MBS”) were classified as substandard or impaired and had a book value of $3.0 million and a market value of $2.4 million.  Interest received from these securities is applied against their respective principal balances.  All of our private label MBS were acquired when we redeemed our shares in certain mutual funds in 2008.

Net loans held for investment totaled $726.0 million at September 30, 2011, an increase of $182.7 million or 33.6% from September 30, 2010 and $170.4 million or 30.7% from December 31, 2010.  The increase from a year ago and since year end 2010 is predominately related to the Canyon National acquisition.  During the third quarter of 2011, net loans held for investment increased $26.4 million or 3.8% and included loan originations of $43.5 million, purchases of $33.5 million, partially offset by loan sales of $3.0 million.  At September 30, 2011, the loans to deposits ratio was 92.1%, up from 84.1% at September 30, 2010 and 85.6% at December 31, 2010.  At September 30, 2011, our allowance for loan losses was $8.5 million, down $648,000 from the prior year balance and $357,000 from December 31, 2010.  The allowance for loan losses as a percent of nonaccrual loans was 91.1% at September 30, 2011, down from 297.9% at September 30, 2010 and 270.9% at December 31, 2010.  The decrease in allowance for loan losses as a percent of nonaccrual loans was primarily due to the addition of nonaccrual loans acquired from Canyon National.  At September 30, 2011, the ratio of allowance for loan losses to total gross loans was 1.2%, down from 1.6% at September 30, 2010 and December 31, 2010.

Deposits totaled $797.4 million at September 30, 2011, up $140.6 million or 21.4% from September 30, 2010 and $138.1 million or 21.0% from December 31, 2010.  The increase from a year ago and since year end 2010 is predominately related to the Canyon National acquisition.  During the third quarter of 2011, deposits decreased $18.6 million due primarily to decreases in noninterest-bearing accounts of $13.3 million, wholesale certificates of deposit of $6.6 million, partially offset by an increase in interest-bearing transaction accounts of $2.3 million and retail certificates of deposit of $884,000.  The decrease in noninterest-bearing deposits was primarily due to our Canyon National deposit conversion that took place in the third quarter of 2011 to match up deposit products whereby $11.3 million of non-interest deposits were given a minimal rate and moved into our interest-bearing transaction category.  The rate for these deposits moved our overall cost of funds up by less than one basis point.  At September 30, 2011, we had no brokered deposits.  The total ending period cost of deposits at September 30, 2011 decreased to 0.94%, from 1.37% at September 30, 2010 and from 1.40% at December 31, 2010.

At September 30, 2011, total borrowings amounted to $38.8 million, down $38.0 million or 49.5% from September 30, 2010 and $40.0 million or 50.8% from December 31, 2010.  As a result of the liquidity we received from the Canyon National acquisition, we paid off $40.0 million in fixed rate Federal Home Loan Bank term advances in the first quarter of 2011, which primarily accounts for the change from the prior year quarter and since year end 2010.  Borrowings were unchanged during the third quarter of 2011.  Total borrowings at September 30, 2011 represented 4.2% of total assets and had a weighted average cost of 3.03%, compared with 9.35% of total assets at a weighted average cost of 4.00% at September 30, 2010 and 9.53% of total assets and at a weighted average cost of 1.62% at December 31, 2010.

Nonperforming Assets

At September 30, 2011, nonperforming assets totaled $12.2 million or 1.31% of total assets, up from $4.8 million or 0.58% of total assets at September 30, 2010 and $3.3 million or 0.40% of total assets at December 31, 2010.  During the third quarter of 2011, nonperforming loans decreased $1.5 million to total $9.4 million and OREO decreased $1.6 million to total $2.8 million.  The decline in nonperforming loans as well as in OREO was primarily due to sales that were over and above any additions to the categories.  At September 30, 2011, OREO consisted primarily of multi-family and commercial real estate properties totaling $2.0 million and land and construction properties totaling $764,000.

Regulatory Capital Ratios

At September 30, 2011, our ratio of tangible common equity to total assets was 8.91%, with a basic book value per share of $8.39 and diluted book value per share of $8.11.

At September 30, 2011, the Bank exceeded all regulatory capital requirements with a ratio for tier 1 leverage capital of 9.29%, tier 1 risked-based capital of 11.32% and total risk-based capital of 12.44%.  These capital ratios exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage capital, 6.00% for tier 1 risked-based capital and 10.00%, for total risk-based capital.  At September 30, 2011, the Company had a ratio for tier 1 leverage capital of 9.35%, tier 1 risked-based capital of 11.31% and total risk-based capital of 12.43%.

The Company owns all of the capital stock of the Bank.  The Bank provides business and consumer banking products to its customers through our nine full-service depository branches in Southern California located in the cities of Costa Mesa, Huntington Beach, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:  the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2010 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
714.431.4000

Kent J. Smith
Executive Vice President/CFO
714.431.4000

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share data)

	September 30,	December 31,	September 30,
ASSETS	2011	2010	2010
	(Unaudited)	(Audited)	(Unaudited)
Cash and due from banks	$37,780	$63,433	$51,267
Federal funds sold	28	29	29
Cash and cash equivalents	37,808	63,462	51,296
Investment securities available for sale	107,761	155,094	172,181
FHLB stock/Federal Reserve Bank stock, at cost	12,982	13,334	13,805
Loans held for investment	734,474	564,417	552,454
Allowance for loan losses	(8,522)	(8,879)	(9,170)
Loans held for investment, net	725,952	555,538	543,284
Accrued interest receivable	3,732	3,755	3,556
Other real estate owned	2,846	34	1,700
Premises and equipment	9,977	8,223	8,358
Deferred income taxes	9,047	11,103	10,346
Bank owned life insurance	12,827	12,454	12,323
Intangible assets	2,126	-	-
Other assets	3,444	3,819	4,471
TOTAL ASSETS	$928,502	$826,816	$821,320
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposit accounts:
Noninterest bearing	$109,194	$47,229	$51,798
Interest bearing:
Transaction accounts	285,829	203,029	198,788
Retail certificates of deposit	398,101	407,108	404,232
Wholesale/brokered certificates of deposit	4,254	1,874	1,973
Total deposits	797,378	659,240	656,791
FHLB advances and other borrowings	28,500	68,500	66,500
Subordinated debentures	10,310	10,310	10,310
Accrued expenses and other liabilities	7,694	10,164	9,175
TOTAL LIABILITIES	843,882	748,214	742,776
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares outstanding	-	-	-
Common stock, $.01 par value; 15,000,000 shares authorized; 10,084,626 shares at September 30, 2011, 10,033,836 shares at December 31, 2010 and September 30, 2010 issued and outstanding	101	100	100
Additional paid-in capital	76,517	79,942	79,933
Retained earnings (accumulated deficit)	7,491	(526)	(2,126)
Accumulated other comprehensive income (loss), net of tax (benefit) of $357 at September 30, 2011, ($639) at December 31, 2010, and $446 at September 30, 2010	511	(914)	637
TOTAL STOCKHOLDERS’ EQUITY	84,620	78,602	78,544
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$928,502	$826,816	$821,320

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
INTEREST INCOME
Loans	$11,695	$9,196	$33,978	$27,193
Investment securities and other interest-earning assets	850	1,284	3,110	3,461
Total interest income	12,545	10,480	37,088	30,654
INTEREST EXPENSE
Interest-bearing deposits:
Interest on transaction accounts	364	416	1,178	1,305
Interest on certificates of deposit	1,636	1,886	5,251	5,964
Total interest-bearing deposits	2,000	2,302	6,429	7,269
FHLB advances and other borrowings	237	693	760	2,246
Subordinated debentures	77	83	230	235
Total interest expense	2,314	3,078	7,419	9,750
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	10,231	7,402	29,669	20,904
PROVISION FOR LOAN LOSSES	1,322	397	2,728	2,092
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,909	7,005	26,941	18,812
NONINTEREST INCOME (LOSS)
Loan servicing fees	324	122	701	334
Deposit fees	558	207	1,641	603
Net loss from sales of loans	16	(37)	(2,445)	(2,677)
Net gain from sales of investment securities	845	388	1,325	762
Other-than-temporary impairment loss on investment securities, net	(170)	(252)	(538)	(908)
Gain on FDIC transaction	-	-	4,189	-
Other income	537	246	1,383	796
Total noninterest income (loss)	2,110	674	6,256	(1,090)
NONINTEREST EXPENSE
Compensation and benefits	3,363	2,070	10,033	6,135
Premises and occupancy	903	671	2,581	1,942
Data processing and communications	387	181	1,035	594
Other real estate owned operations, net	557	195	987	1,027
FDIC insurance premiums	86	383	653	1,065
Legal and audit	385	426	1,278	815
Marketing expense	379	213	936	570
Office and postage expense	244	158	605	409
Other expense	770	512	2,180	1,382
Total noninterest expense	7,074	4,809	20,288	13,939
NET INCOME BEFORE INCOME TAXES	3,945	2,870	12,909	3,783
INCOME TAX	1,485	1,025	4,892	1,145
NET INCOME	$2,460	$1,845	$8,017	$2,638

EARNINGS PER SHARE
Basic	$0.25	$0.18	$0.80	$0.26
Diluted	$0.23	$0.17	$0.75	$0.24

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	10,084,626	10,033,836	10,072,984	10,033,836
Diluted	10,570,267	11,025,345	10,667,722	11,035,467

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Profitability and Productivity
Net interest margin	4.62%	3.86%	4.45%	3.72%
Noninterest expense to average total assets	3.03	2.38	2.88	2.35
Efficiency ratio (1)	56.77	59.73	58.74	59.42
Return on average assets	1.06	0.91	1.14	0.44
Return on average equity	11.89	9.62	13.24	4.68

Asset and liability activity
Loans originated/purchased	$76,984	$39,113	$285,467	$76,461
Repayments	(40,309)	(55,333)	(70,358)	(35,545)
Loans sold	(3,040)	(3,498)	(26,892)	(26,295)
Increase (decrease) in loans	26,378	261	170,414	(23,300)
Increase (decrease) in assets	(19,609)	24,078	101,686	13,997
Increase (decrease) in deposits	(18,607)	24,748	138,138	38,057
Decrease in borrowings	-	-	(40,000)	(25,000)

(1) Efficiency ratio excludes other real estate operations, net; gains and losses from sales of loans and investment securities; and gain on FDIC transaction.

	Average Balance Sheet
	Three Months Ended			Three Months Ended
	September 30, 2011			September 30, 2010
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$65,587	$33	0.20%	$51,324	$29	0.22%
Federal funds sold	9,866	2	0.08%	29	-	0.00%
Investment securities	125,717	815	2.59%	173,398	1,255	2.90%
Loans receivable, net (1)	684,023	11,695	6.84%	542,201	9,196	6.78%
Total interest-earning assets	885,193	12,545	5.67%	766,952	10,480	5.46%
Noninterest-earning assets	47,183			39,849
Total assets	$932,376			$806,801
Liabilities and Equity
Interest-bearing liabilities:
Transaction accounts	$400,022	$364	0.36%	$248,382	$416	0.66%
Retail certificates of deposit	395,187	1,626	1.63%	395,193	1,883	1.89%
Wholesale/brokered certificates of deposit	7,678	10	0.52%	1,973	3	0.60%
Total interest-bearing deposits	802,887	2,000	0.99%	645,548	2,302	1.41%
FHLB advances and other borrowings	28,500	237	3.30%	66,663	693	4.12%
Subordinated debentures	10,310	77	2.96%	10,310	83	3.19%
Total borrowings	38,810	314	3.21%	76,973	776	4.00%
Total interest-bearing liabilities	841,697	2,314	1.09%	722,521	3,078	1.69%
Noninterest-bearing liabilities	7,911			7,572
Total liabilities	849,608			730,093
Stockholders' equity	82,768			76,708
Total liabilities and equity	$932,376			$806,801
Net interest income		$10,231			$7,402
Net interest rate spread (2)			4.58%			3.77%
Net interest margin (3)			4.62%			3.86%
Ratio of interest-earning assets to interest-bearing liabilities			105.17%			106.15%

(1)	Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and allowance for loan losses.
(2)	Represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Represents net interest income divided by average interest-earning assets.

	Average Balance Sheet
	Nine Months Ended			Nine Months Ended
	September 30, 2011			September 30, 2010
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$61,344	$94	0.20%	$56,189	$95	0.23%
Federal funds sold	9,110	5	0.07%	29	-	0.00%
Investment securities	146,658	3,011	2.74%	150,355	3,366	2.98%
Loans receivable, net (1)	671,734	33,978	6.74%	542,973	27,193	6.68%
Total interest-earning assets	888,846	37,088	5.56%	749,546	30,654	5.45%
Noninterest-earning assets	51,594			42,040
Total assets	$940,440			$791,586
Liabilities and Equity
Interest-bearing liabilities:
Transaction accounts	$387,404	$1,178	0.41%	$227,801	$1,305	0.77%
Retail certificates of deposit	406,986	5,216	1.71%	396,567	5,937	2.00%
Wholesale/brokered certificates of deposit	9,745	35	0.48%	2,953	27	1.22%
Total interest-bearing deposits	804,135	6,429	1.07%	627,321	7,269	1.55%
FHLB advances and other borrowings	37,313	760	2.72%	71,826	2,246	4.18%
Subordinated debentures	10,310	230	2.98%	10,310	235	3.05%
Total borrowings	47,623	990	2.78%	82,136	2,481	4.04%
Total interest-bearing liabilities	851,758	7,419	1.16%	709,457	9,750	1.84%
Noninterest-bearing liabilities	7,943			7,041
Total liabilities	859,701			716,498
Stockholders' equity	80,739			75,088
Total liabilities and equity	$940,440			$791,586
Net interest income		$29,669			$20,904
Net interest rate spread (2)			4.40%			3.61%
Net interest margin (3)			4.45%			3.72%
Ratio of interest-earning assets to interest-bearing liabilities			104.35%			105.65%

(1)	Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and allowance for loan losses.
(2)	Represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION

	September 30, 2011	December 31, 2010	September 30, 2010
Pacific Premier Bank Capital Ratios
Tier 1 leverage ratio	9.29%	10.29%	10.15%
Tier 1 risk-based capital ratio	11.32	14.03	14.01
Total risk-based capital ratio	12.44	15.28	15.26

Pacific Premier Bancorp, Inc. Capital Ratios
Tier 1 leverage ratio	9.35%	10.41%	10.28%
Tier 1 risk-based capital ratio	11.31	14.07	14.23
Total risk-based capital ratio	12.43	15.32	15.48

Share Data
Book value per share (Basic)	$8.39	$7.83	$7.83
Book value per share (Diluted)	8.11	7.18	7.20
Closing stock price	5.90	6.48	4.45

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands)

	September 30, 2011	December 31, 2010	September 30, 2010
Loan Portfolio
Real estate loans:
Multi-family	$211,514	$243,584	$251,163
Commercial non-owner occupied	164,797	130,525	130,428
One-to-four family (1)	62,638	20,318	19,668
Land	8,496	-	-
Business loans:
Commercial owner occupied (2)	164,268	113,025	105,415
Commercial and industrial	117,078	54,687	44,580
SBA	4,870	4,088	3,482
Other loans	2,215	1,417	3,520
Total gross loans (3)	735,876	567,644	558,256
Less:
Deferred loan origination costs/(fees) and premiums/(discounts), net	(1,402)	(3,227)	(5,802)
Allowance for loan losses	(8,522)	(8,879)	(9,170)
Loans held for investment, net	$725,952	$555,538	$543,284

Asset Quality
Nonaccrual loans	$9,357	$3,277	$3,078
Other real estate owned	2,846	34	1,700
Nonperforming assets	12,203	3,311	4,778
Allowance for loan losses	8,522	8,879	9,170
Allowance for loan losses as a percent of total nonperforming loans	91.08%	270.95%	297.92%
Nonperforming loans as a percent of gross loans receivable	1.27	0.58	0.55
Nonperforming assets as a percent of total assets	1.31	0.40	0.58
Net loan charge-offs for the quarter ended	$1,317	$291	$396
Net loan charge-offs for quarter to average total loans, net	0.77%	0.21%	0.29%
Allowance for loan losses to gross loans	1.16	1.56	1.64

Delinquent Loans:
30 - 59 days	$3,152	$1,203	$566
60 - 89 days	937	17	-
90+ days (4)	6,669	3,091	2,981
Total delinquency	$10,758	$4,311	$3,547
Delinquency as a % of total gross loans	1.46%	0.76%	0.64%

(1) Includes second trust deeds.
(2) Majority secured by real estate.
(3) Total Gross Loans for September 30, 2011 is net of the mark-to-market discount on Canyon National loans of $9.3 million.
(4) All 90 day or greater delinquencies are on nonaccrual status and reported as part of nonperforming assets.